Exhibit 5.3

WILENTZ GOLDMAN &SPITZER P.A.	DAVID T. WILENTZ (1919-1988)	HESSER G. McBRIDE, JR.	LAURIE E. MEYERS [2,4]	LOUIS J. SEMINSKI, JR.
	G. GEORGE GOLDMAN (1922-1959)	ERIC JOHN MARCY	JAMES P. LUNDY[2,3]	JARRET S. LEWIS [2,11]
	HENRY M. SPITZER (1928-1988)	ROBERT C. KAUTZ [2,6]	ELIZABETH FARLEY MURPHY	LILLIAN A. PLATA
		VIOLA S. LORDI [2]	JAMES E. TONREY, JR. [2]	ROBERT L. SELVERS[2]
	WARREN W. WILENTZ	LYNNE M. KIZIS	DEIRDRE WOULFE PACHECO[2]	ERIK C. ACOSTA[2]
ATTORNEYS AT LAW	MATTHIAS D. DILEO	KEVIN P. RODDY[2,8,9]	ROBERTO BENITES	PAMELA R. GOLD-ZAFRA[2]
	MORRIS BROWN	STEVEN P. MARSHALL		ALYSON M. LEONE[2]
90 Woodbridge Center Drive	FREDERIC K. BECKER[2]	DOUGLAS WATSON LUBIC[2]	ASSOCIATES	JULIE A. DEMAREE
Suite 900 Box 10	NICHOLAS L. SANTOWASSO	CHERYL J. OBERDORF	LINDA LASHBROOK	VINCENT CHENG[1,2]
Woodbridge, NJ	RICHARD F. LERT[2]	LISA A. GORAB[2]	LORETTA KIRSCH PRIVES[2]	MICHAEL J. WEISSLITZ
07095-0958	JOHN A. HOFFMAN	RUSSELL J. FISHKIND[2]	YVONNE MARCUSE	JONATHAN M. BUSCH[5]
(732) 636-8000	STEPHEN E. BARCAN	FRED HOPKE†	ELIZABETH C. DELL[2]	JAMIE M. BENNETT[2]
Fax (732) 855-6117	FRANCIS V. BONELLO	CHARLES F. VUOTTO, JR.‡	ABBY RESNICK-PARIGIAN[2,3]	KEITH L. HOVEY[2]
	VINCENT P. MALTESE	DONALD E. TAYLOR[3]	BRIAN KALVER[2]	GEMMA L. ABERNOVICH[2]
Meridian Center I	DAVID M. WILDSTEIN	BARRY R. SUGARMAN[2]	ELLEN TORREGROSSA-O’CONNOR	KRISTEN M. BENEDETTO[3]
Two Industrial Way West	GORDON J. GOLUM	BRETT R. HARRIS[2,5]	NANCY A. SLOWE[2]	GIRA A. DESAI
Eatontown, NJ 07724-2265	MARVIN J. BRAUTH[2]	ALFRED M. ANTHONY[2]	KELLY A. ERHARDT-WOJIE [3]	JOSEPH J. RUSSELL, JR.[2]
(732) 542-4500	STUART A. HOBERMAN[2,3]	DARREN M. GELBER[2]	JEFFREY J. BROOKNER	JON S. POLEVOY
Fax (732) 493-8387	STEPHEN A. SPITZER	MATTHEW M. WEISSMAN [2]	JAMES E. McGUIRE	DEEPA KAIREN
	ANNE S. BABINEAU[2]	WILLIAM J. LINTON	FRANCINE E. TAJFEL[2]	DANIEL A. PRUPISd
110 William Street	CHRISTINE D. PETRUZZELL	DONNA M. JENNINGS	ELIZABETH SISO BAIR	CHERYL. E. CONNORS
26th Floor	BRIAN J. MOLLOY	GIOVANNI ANZALONE	RONALD P. COLICCHIO[2,10]	RUTH A. RAULS[2]
New York, NY 10038-3901	RANDALL J. RICHARDS	PETER A. GREENBAUM[2]	M. MATTHEW MANNION[7]	JAMES J. TRACY
(212) 267-3091	JOSEPH J. JANKOWSKI	WILLARD C. SHIH[2]	DANIEL M. SERVISS	JOSHUA A. FREEMAN
Fax (212) 267-3828	DAVID S. GORDON	BLAIR R. ZWILLMAN2,	JESSICA STEIN ALLEN[2]	CHAD B. SIMON[2]
	FREDERICK J. DENNEHY	STEVEN R. ENIS[2]	COURTENAY C. HANSEN[2]
http://www.wilentz.com	ROY H. TANZMAN[2]	LAWRENCE C. WEINER[2]	TODD E. LEHDER[5,7]	< Certified Civil Trial Attorney
	STEVEN J. TRIPP		JOHN M. CANTALUPO[2]	☐Certified Criminal Trial Attorney
Please reply to:	JAY J. ZIZNEWSKI	OF COUNSEL	JOHN E. HOGAN[2]	‡ Certified Matrimonial Attorney
Woodbridge	ALAN WASSERMAN<*	ROBERT A. PETITO	DONNA A. McBARRON	† Certified Workers Compensation Attorney
Direct Dial: (732)	JAMES E. TRABILSY	HAROLD G. SMITH	DANIEL R. WASP[2]	* National Certified Civil Trial Specialist
Direct Fax: (732)	MAUREEN S. BINETTI<	ALFRED J. HILL (1962-2002)	JOSEPH R. ZAPATA, JR.	Approved by the ABA
	ANTHONY J. PANNELLA, JR.	ROBERT J. CIRAFESI (1970-2004)	JOHN P. MURDOCH II	1 Not admitted NJ
	MICHAEL J. BARRETT<	ALAN B. HANDLER [5]	ANNA MARIA TEJADA[2]	2 Admitted NY
	MICHAEL F. SCHAFF[2,7]	DOUGLAS T. HAGUE	MARY H. SMITH	3 Admitted PA
	ANGELO JOHN CIFALDI	MYRON ROSNER[2]	EDWARD J. ALBOWICZ[2]	4 Admitted CT
	FRANCIS X. JOURNICK, JR.	R. BENJAMIN COHEN	THOMAS P. KELLY[2,5]	5 Admitted DC
	KEVIN M. BERRY[2]		ANNA I. MONFORTH	6 Admitted MA
	NOEL S. TONNEMAN‡	COUNSEL	STEPHANIE D. GIRONDA	7 Admitted MD
	JOHN T. KELLY[2]	DAVID P. PEPE	EVERETT M. JOHNSON[2]	8 Admitted VA
	C. KENNETH SHANK[2]	SUSANNE S. O’DONOHUE	ALEX LYUBARSKY[2]	9 Admitted CA
	BARRY A. COOKE[3]	RISA A. KLEINER 3,‡	KEVEN H. FRIEDMAN[2]	10 Admitted FL
	JON G. KUPILIK	RUTH D. MARCUS [1]	GREGORY D. SHAFFER[2]<	11 Admitted IL
	PETER R. HERMAN[2]	RICHARD J. BYRNES	JESSICA S. PYATT
	EDWARD T. KOLE	JAY V. SURGENT
LEE ANN McCABE‡

November 7, 2006

TransDigm Inc.
on behalf of the Registrants
1301 East Ninth Street, Suite 3710
Cleveland, Ohio  44114

Ladies and Gentlemen:

We have acted as special counsel in the State of New Jersey (“State”) to DAC Realty Corp., a New Jersey corporation (“Realty Corp.”) for the purpose of providing this opinion relating to that certain Indenture (“Indenture”), dated as of June 23, 2006, among TransDigm, Inc., TransDigm Group Incorporated, the Guarantors named therein, including Realty Corp., and The Bank of New York Trust Company, N.A., as trustee.  This opinion is being delivered to you pursuant to your request.

We have examined copies of the following documents:

A.                                 Copies of the executed Indenture and the First Supplemental Indenture to the Indenture, dated as of November 2, 2006.

B.                                   A copy of the articles of incorporation of Realty Corp. certified by the New Jersey Secretary of State on November 3, 2006 and by the Secretary of Realty Corp. as of the date of this opinion letter.

C.                                   The bylaws of Realty Corp., certified by its Secretary as of the date of this opinion letter.

D.                                  A copy of the resolutions of the board of directors of Realty Corp., dated June 19, 2006, certified by its Secretary as of the date of this opinion letter, authorizing, among other things, the execution and delivery of the Indenture.

We have also reviewed such statutes and judicial decisions of the State as we deemed necessary to render the opinions set forth herein.

In rendering the opinions set forth herein, we have assumed (there being no facts to the contrary known to those of our lawyers providing substantive attention to the matters related hereto), with your approval, that (i) all signatures on all documents submitted to us are genuine, (ii) all documents submitted to us as originals are authentic and (iii) all documents submitted to us as copies conform with the originals thereof.

For the purposes of preparing this opinion letter and with your consent, we have not independently verified or investigated the accuracy or completeness of any factual information and, because the scope of our examination did not include such verification, we assume no responsibility for the accuracy or completeness of any such information.

We do not purport to express legal conclusions based on the laws of any state or jurisdiction other than the State, and, accordingly, we express no opinion as to the laws of any other state or jurisdiction.

Based solely and in reliance on the foregoing and subject to the further qualifications hereinafter set forth, we express the following opinions:

1.   Realty Corp. had the full corporate power and authority to execute and deliver the Indenture and has the full corporate power and authority to perform its obligations thereunder.

2.   The execution and delivery by Realty Corp. of the Indenture was duly authorized by all necessary corporate action by Realty Corp.

Despite any other express or implied statement in this letter, we express no opinion with respect to the validity, binding effect or enforceability of the Indenture.

The opinions in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.

Willkie Farr and Gallagher LLP may rely on this opinion for purposes of rendering its own opinion as to the enforceability of the Indenture against Realty Corp.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 (File No.333-137937) to be filed in connection with the exchange offer contemplated by the Indenture and any amendment thereto.

Very truly yours,

/s/ WILENTZ, GOLDMAN & SPITZER, P.A.